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                                                                  EXHIBIT 21.0


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


Each of the below listed subsidiaries is 100% directly or indirectly owned by Concurrent Computer Corporation except as otherwise indicated, and all are included in the consolidated financial statements.

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                                                                      STATE OR OTHER
                                                                     JURISDICTION OF
NAME OF SUBSIDIARY                                              INCORPORATION/ORGANIZATION
--------------------------------------------------------------  --------------------------
Concurrent Computer Asia Corp                                   Delaware
Concurrent Computer Belgium B.V./S.A.                           Belgium
Concurrent Computer Canada, Inc.                                Canada
Concurrent Computer Corp. (France)                              Delaware
Concurrent Computer Corp. Pty. Ltd.                             Australia
Concurrent Computer Corporation, Ltd.                           United Kingdom
Concurrent Computer Far East Pte. Ltd.                          Singapore
Concurrent Computer France S.A.                                 France
Concurrent Computer GmbH                                        Germany
Concurrent Computer Hispania, S.A.                              Spain
Concurrent Computer Holding Co. Ltd.                            United Kingdom
Concurrent Computer Hong Kong Limited                           Hong Kong
Concurrent Computer New Zealand                                 New Zealand
Concurrent Nippon Corporation (60% of voting securities owned)  Japan
Concurrent Securities Corp.                                     Massachusetts
Harris Computer Systems Corporation Technology, Inc.            Florida
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